UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 22, 2006
AIRGAS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9344 (Commission File Number)	56-0732648 (IRS Employer Identification No.)

259 North Radnor-Chester Road, Suite 100, Radnor, PA (Address of principal executive offices)	19087-5283 (Zip Code)
Registrant’s telephone number, including area code: (610) 687-5253
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 22, 2006, Airgas, Inc. (“Airgas”) entered into a Bulk Gas Business Equity Purchase Agreement (the “Agreement”) with Holox (USA) B.V., a Netherlands private company with limited liability, Holox Inc., a Georgia corporation, and Linde Aktiengesellschaft, a German corporation (the “Guarantor”). Pursuant to the Agreement, Airgas will acquire certain of the U.S. bulk gas business assets of the Guarantor. On November 22, 2006, Airgas issued a press release announcing its entry into the Agreement, a copy of which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
     Under the Agreement, Airgas has agreed to pay cash consideration of $495 million, which is subject to a customary working capital adjustment. The closing of the acquisition is conditioned upon FTC review and approval of the transactions contemplated by the Agreement, and other customary closing conditions. The closing of the acquisition is expected to occur during Airgas’ fiscal fourth quarter ended March 31, 2007.
     The foregoing description of the Agreement does not purport to be complete, but is a brief description of the terms and conditions that are material to Airgas. In addition, this description shall be qualified in its entirety by the terms and conditions of the Agreement, a copy of which will be filed with Airgas’ Form 10-Q for the fiscal quarter ended December 31, 2006.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements: None
     (b) Pro forma financial information: None
     (c) Shell company transactions: None
     (d) Exhibits:
     Exhibit 99.1 Press Release, dated November 22, 2006, issued by Airgas, Inc.

2 of 3

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant and Co-Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAS, INC.	AIRGAS EAST, INC.
(Registrant)	AIRGAS GREAT LAKES, INC.
AIRGAS MID AMERICA, INC.
AIRGAS NORTH CENTRAL, INC.
BY: /s/ Tom Smyth	AIRGAS SOUTH, INC.
Tom Smyth	AIRGAS GULF STATES, INC.
Vice President & Controller	AIRGAS MID SOUTH, INC.
AIRGAS INTERMOUNTAIN, INC.
AIRGAS NORPAC, INC.
AIRGAS NORTHERN CALIFORNIA &
    NEVADA, INC.
AIRGAS SOUTHWEST, INC.
AIRGAS WEST, INC.
AIRGAS SAFETY, INC.
AIRGAS CARBONIC, INC.
AIRGAS SPECIALTY GASES, INC.
NITROUS OXIDE CORP.
RED-D-ARC, INC.
AIRGAS DATA, LLC

(Co-Registrants)

BY:	/s/ Tom Smyth
Tom Smyth
Vice President

ATNL, INC.
(Co-Registrant)

BY:	/s/ Melanie Andrews
Melanie Andrews
President

DATED: November 28, 2006

3 of 3